Exhibit 99.1

CARMIKE CINEMAS’ 2016 FIRST QUARTER OPERATING REVENUE
RISES 11.9% TO $206.2 MILLION

COLUMBUS, Georgia – May 2, 2016 – Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”), a leading entertainment, digital cinema, alternative content and 3-D motion picture exhibitor, today reported results for the three-month period ended March 31, 2016, as summarized below.

SUMMARY FINANCIAL DATA
(unaudited)

	Three Months Ended March 31
(in millions)	2016	2015
Total operating revenues	$206.2	$184.3
Operating income	15.6	12.0
Interest expense	12.4	12.7
Theatre level cash flow (1)	43.1	35.5
Net income	2.2	0.4
Adjusted net income (1)	5.4	3.1
Adjusted EBITDA (1)	36.2	29.8

(in millions)	Mar. 31, 2016	Dec. 31, 2015
Total debt(1)	$463.3	$454.7
Net debt(1)	$367.6	$352.2

(1)
Theatre level cash flow, adjusted net income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income and adjusted net income to net income for the three months ended March 31, 2016 and 2015, as well as a schedule of total debt and net debt as of March 31, 2016 and December 31, 2015, are included in the supplementary tables accompanying this news announcement.

“Our first quarter results reflect a favorable U.S. box office environment that included blockbuster releases, as well as the successful execution of our theatre-level initiatives and the effective integration of recent acquisitions,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

“Our focus on delivering differentiated food and beverage offerings and innovative dining concepts supported strong first quarter concessions and other spending per patron, marking 25 consecutive reporting periods of year-over-year concessions and other per patron spending growth. Carmike’s 14% increase in total concessions and other revenues and 12% rise in concessions and other spending per patron again highlight the value of our strategies to drive food, beverage and concession growth.

“First quarter total admissions revenue growth of 10% reflects strong performance from carry over titles as well as new releases. Carmike's first quarter admissions revenue growth was impacted by the tremendous performance of American Sniper in Carmike’s markets during the comparable period last year.

“In summary, we are pleased with the first quarter financial and operating performance, including healthy growth across adjusted EBITDA and theater-level cash flow, and remain optimistic that the positive consumer, economic and box office environments will continue for the remainder of 2016,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS
(unaudited)

	Three Months Ended March 31,
	2016	2015
Average theatres	276	273
Average screens	2,947	2,893
Average attendance per screen	5,338	5,343
Average admissions per patron	$7.80	$7.20
Average concessions/other sales per patron	$5.31	$4.72
Total attendance (in thousands)	15,731	15,457
Total operating revenues (in thousands)	$206,188	$184,334

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “A modest rise in attendance and an increase in average per patron spending generated 11.9% growth in first quarter operating revenues, including a gain in admissions revenue and concessions and other revenue of 10.2% and 14.4%, respectively. Reflecting the continued appeal of the box office and the ongoing success of our various operating and management initiatives, average admissions per patron was $7.80, while guests spent an average of $13.11 per visit in the quarter, or a 10% increase in combined per patron spending compared to the prior year period.

“Carmike’s 2016 first quarter film exhibition costs as a percentage of admissions revenues were 55.7%, versus 55.4% in the first quarter of 2015, reflecting a continued high concentration of strong performing titles. Concession costs as a percentage of concessions and other revenue increased by 50 basis points to 11.5%, while our three theatre-level expense categories increased primarily as a result of Carmike’s expanded circuit due to recent acquisitions and new theatre openings. Salaries and benefits rose 4.4% to $24.8 million, theatre occupancy costs increased 10.4% to $25.9 million, and other theatre operating costs were $34.5 million, or an increase of 7.8%, compared to $32.0 million in the first quarter of 2015. General and administrative expenses were $12.3 million for the first quarter of 2016, including $1.7 million of non-cash share-based compensation expense and $3.8 million of M&A related costs, while quarterly interest expense declined 2.2% to $12.4 million in Q1 2016, due primarily to more favorable terms as a result of the refinancing transactions we completed in the second quarter of 2015. Adjusted EBITDA increased 21.8% to $36.2 million and theatre level cash flow rose 21.5% to $43.1 million due to an increase across the top-line and operating discipline.

“Looking at our balance sheet, we continue to operate our business on solid financial footing with a healthy balance sheet that includes cash and cash equivalents totaling $95.7 million at March 31, 2016. Net debt for the quarter was $367.6 million compared with $352.2 million at December 31, 2015, reflecting a leverage ratio of net debt to EBITDA of approximately 2.5 times," concluded Mr. Hare.

As previously announced, in light of the pending transaction with AMC Entertainment Holdings, Inc., Carmike will not hold a conference call or webcast to review its results.

About Carmike Cinemas (www.carmike.com)
Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation's largest motion picture exhibitors. Carmike has 276 theatres with 2,954 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 "BigDs," 21 IMAX auditoriums and two MuviXL screens. As "America's Hometown Theatre Chain" Carmike's primary focus is mid-sized communities. Visit www.carmike.com for more information.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding results from our operating strategies, box office performance, operating results from our recent acquisitions and food and beverage strategies. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with AMC; the inability to complete the proposed merger due to the failure to obtain Carmike stockholder or regulatory approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the merger agreement with AMC, or the failure of the proposed merger to close for any other reason; risks related to disruption of management’s attention from our ongoing business operations due to the proposed merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger agreement with AMC; the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for our business segments; our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2015, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Non-GAAP Financial Measures
Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net income plus impairment of long-lived assets, merger and acquisition-related expenses, share-based compensation expense and gain on sale of property and equipment, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, merger and acquisition-related expenses, share-based compensation expense, gain on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

Important Additional Information Regarding the Merger Will Be Filed With The SEC
This press release may be deemed to be solicitation material in respect of the proposed merger of Carmike with and into a wholly-owned subsidiary of AMC. In connection with the proposed merger, Carmike will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Carmike’s stockholders will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Carmike with the SEC at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain a free copy of the proxy statement, when available, and other relevant documents from Carmike’s website at http://www.carmikeinvestors.com.
Participation in the Solicitation
Carmike and its directors, executive officers and certain other members of management and employees of Carmike may be deemed to be “participants” in the solicitation of proxies from Carmike’s stockholders in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of Carmike’s stockholders in connection with the proposed merger, which may be different than those of Carmike’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Carmike’s stockholders can find information about Carmike and its directors and executive officers and their ownership of Carmike’s common stock in Carmike’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016, in its definitive proxy statement for its annual meeting of stockholders, which was filed with the SEC on April 15, 2016, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Carmike’s website at www.carmikeinvestors.com.

Contact:
Norberto Aja or Jennifer Neuman                            Richard B. Hare
JCIR                                        Chief Financial Officer
212/835-8500 or ckec@jcir.com                            706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:	(Unaudited)	(Unaudited)
Admissions	$122,703	$111,356
Concessions and other	83,485	72,978
Total operating revenues	206,188	184,334
Operating costs and expenses:
Film exhibition costs	68,344	61,683
Concession costs	9,580	8,022
Salaries and benefits	24,760	23,713
Theatre occupancy costs	25,878	23,434
Other theatre operating costs	34,541	32,029
General and administrative expenses	12,322	10,027
Depreciation and amortization	15,157	13,087
Gain on sale of property and equipment	(282)	(1,031)
Impairment of long-lived assets	280	1,390
Total operating costs and expenses	190,580	172,354
Operating income	15,608	11,980
Interest expense	12,386	12,669
Income (loss) before income tax and income from unconsolidated affiliates	3,222	(689)
Income tax expense	1,411	268
Income from unconsolidated affiliates	414	1,348
Net income	$2,225	$391

Weighted average shares outstanding:
Basic	24,552	24,483
Diluted	24,985	24,949

Net income per common share (Basic and Diluted)	$0.09	$0.02

CARMIKE CINEMAS, INC. and SUBSIDIARIES
SUPPLEMENTARY NON-GAAP RECONCILIATIONS
THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Net income	$2,225	$391
Income tax expense	1,411	268
Interest expense	12,386	12,669
Depreciation and amortization	15,157	13,087
EBITDA	$31,179	$26,415
Income from unconsolidated affiliates	(414)	(1,348)
Gain on sale of property and equipment	(282)	(1,031)
Impairment of long-lived assets	280	1,390
Merger and acquisition-related expenses	3,752	1,654
Share-based compensation expense	1,723	2,681
Adjusted EBITDA	$36,238	$29,761
General and administrative expenses	6,847	5,692
Theatre level cash flow	$43,085	$35,453

TOTAL DEBT AND NET DEBT (Unaudited)
($ in thousands)

	Mar. 31,	Dec. 31,
	2016	2015
Current maturities of capital leases and long-term financing obligations	$10,455	$9,978
Long-term debt	223,626	223,406
Capital leases and long-term financing obligations, less current maturities	229,263	221,315
Total debt	$463,344	$454,699
Less cash and cash equivalents	(95,723)	(102,511)
Net debt	$367,621	$352,188
ADJUSTED NET INCOME (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$2,225	$391
Impairment of long-lived assets	280	1,390
Gain on sale of property and equipment	(282)	(1,031)
Merger and acquisition-related expenses	3,752	1,654
Share-based compensation expense	1,723	2,681
Tax effect of adjustments to net income	(2,299)	(1,971)
Adjusted net income	$5,399	$3,114
Weighted average shares outstanding (basic)	24,552	24,483
Weighted average shares outstanding (diluted)	24,985	24,949
Adjusted net income per share (basic)	$0.22	$0.13
Adjusted net income per share (diluted)	$0.22	$0.12

(1)
Adjustments to net income for the three months ended March 31, 2016 and 2015 are shown net of tax effect of 42.0%, respectively, which represents the estimated combined federal and state tax rates for each period.

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